UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):                                         January 31, 2009

INSITUFORM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10786	13-3032158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 31, 2009, the Board of Directors of Insituform Technologies, Inc. (the “Company”) approved an amendment to Section 2.10 of the Company’s Amended and Restated Bylaws effective immediately. Section 2.10 of the Bylaws, as amended, provides for election of directors by a majority of the votes cast for each director in uncontested elections. Previously, directors were elected by a plurality of the vote.

The Board of Directors has also adopted a director resignation policy relating to the majority voting provision of the Bylaws pursuant to which director nominees will annually execute and deliver to the Company an advance irrevocable resignation that will be effective in the event that such director fails to receive a sufficient number of votes for re-election at the annual meeting. In this event, under the director resignation policy, the Corporate Governance and Nominating Committee will recommend to the Board of Directors the action to be taken with respect to such director’s contingent resignation and the Board of Directors will take action on the Committee’s recommendation and publicly disclose its decision and the rationale behind it no later than 90 days following the date of the certification of the election results.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Text of new Section 2.10 to the Company’s Amended and Restated Bylaws as included in the Amended and Restated Bylaws by amendment dated January 31, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSITUFORM TECHNOLOGIES, INC.

By: /s/ David F. Morris

David F. Morris

Senior Vice President, General Counsel and Chief

Administrative Officer

Date: February 2, 2009